Exhibit 99.1

Brunswick to Acquire Navico; Will Enhance Leadership Position in Marine Technology and Strengthen Global Parts & Accessories Business

METTAWA, Ill. June 24, 2021 - Brunswick Corporation (NYSE: BC) today announced that it has entered into a definitive agreement to acquire Navico, a global leader in marine electronics and sensors for $1.05 billion. As a result of this acquisition, Brunswick will add the industry leading brands of Lowrance, Simrad, B&G, and C-MAP to its Advanced Systems Group (ASG), which includes the leading Parts & Accessories (P&A) brands in power management, digital control and monitoring, and networked devices.

"The acquisition of Navico and its award-winning brands will immediately accelerate Brunswick’s ACES (Autonomy, Connectivity, Electrification and Shared-Access) strategy, and support our vision to deliver distinctive new products and technology-enabled experiences,” said Dave Foulkes, Brunswick Corporation CEO. “We will continue to invest both in organic initiatives and acquisitions to maintain our position of global product leadership, and the addition of Lowrance, Simrad, B&G and C-MAP to our existing brand portfolio will further strengthen our ability to provide complete, innovative digital solutions to consumers and comprehensive, integrated systems offerings to our OEM customers.”

Navico is a privately held global company based in Egersund, Norway and co-owned by Altor Fund IV and Goldman Sachs Asset Management.  It is a leading provider of multi-function displays, fish finders, autopilots, sonar, radar, and cartography. Navico’s strong brands serve most major powerboat and sailing markets for both recreational and commercial applications.

Navico’s revenues totaled approximately $470 million for the trailing 12-month period ended May 31, 2021, with attractive revenue growth, a strong margin profile, and a capital efficient business model. Brunswick’s P&A segment accounts for about $1.5 billion - or 35 percent of total 2020 annual revenues. With the addition of Navico, Brunswick expects its P&A businesses to have revenues on a run-rate basis exceeding $2.0 billion. Navico’s significant aftermarket orientation and attractive margin profile further add to Brunswick’s cycle resistant business profile.

“After a strong period of growth, we are very excited about joining the Brunswick family to further strengthen our offering and support our customers going forward.” said Knut Frostad, Navico’s President & CEO. “On behalf of everyone at Navico, we cannot wait to begin our journey with Brunswick and share our passion and dedication with their team. By working together, we will be able to deliver a unique and integrated customer experience.”

“Brunswick’s Advanced Systems Group has unparalleled global reach and the addition of Navico solidifies our commitment to creating an unmatched boater and OEM experience,” said Brett Dibkey, Advanced Systems Group president. “We have a very broad product portfolio, ranging from general marine products to power management solutions and we will leverage the unique expertise of each brand to generate revenue and operating synergies to promote growth for both ASG and Navico. We are also adding a talented, experienced, and consumer-focused management team, which is expected to remain in place and play a major role in the execution of our strategy."

Brunswick will be using a combination of debt and cash on its balance sheet to fund the acquisition.  Brunswick remains committed to maintaining its investment grade credit rating and at close expects its debt-to-EBITDA ratio to be approximately 1.7x on a gross basis.

J.P. Morgan Securities LLC is serving as the exclusive financial advisor to Brunswick Corporation and is providing committed financing; Baker McKenzie and Schjødt are serving as legal counsel to Brunswick Corporation on the transaction.

Goldman Sachs Bank Europe SE, Sweden Bankfilial, and Carnegie acted as financial advisors to Altor, Goldman Sachs Asset Management and Marine Innovations Group AS; Sullivan & Cromwell and Wiersholm provided legal advisory services on the transaction.

The closing of the transaction is anticipated during the second half of 2021 and is subject to usual and customary closing conditions as well as regulatory review and approval.

Conference Call

The Company will hold a conference call today at 10:30 a.m. CDT hosted by David M. Foulkes, Chief Executive Officer, Ryan M. Gwillim - Senior Vice President and Chief Financial Officer, Brett Dibkey - Executive Vice President and President, Advanced Systems Group and Brent G. Dahl – Vice President of Investor Relations.

The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 877-900-9524 (No Password Needed). Callers outside of North America should call 412-902-0029 (No Password Needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call.

A replay of the conference call will be available through 1pm CDT Thursday July 1, 2021, by calling 877-660-6853 or 201-612-7415 (Access ID: 13720906). The replay also will be available at www.brunswick.com/investors.

About Brunswick

Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Advanced Systems Group, which includes industry-leading brands like MotorGuide, Attwood, Mastervolt, Blue Sea Systems, CZone, and ASG Connect system integrators; Land ’N’ Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Heyday, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Boating Services Network, Freedom Boat Club and Boat Class. For more information, visit brunswick.com.

About Navico

Navico is a leading marine electronics company selling products under the Lowrance ®, Simrad ®, B&G ®, and C-MAP ®, brands and with 239 years of combined heritage. Navico has 2,000 employees globally and distribution in more than 100 countries worldwide. For more information, visit navico.com.

About Goldman Sachs Asset Management

Bringing together traditional and alternative investments, Goldman Sachs Asset Management provides clients around the world with a dedicated partnership and focus on long-term performance. As the primary investing area within Goldman Sachs (NYSE: GS), we deliver investment and advisory services for the world’s leading institutions, financial advisors and individuals, drawing from our deeply connected global network and tailored expert insights, across every region and market—overseeing more than $2 trillion in assets under supervision worldwide as of March 31, 2021. Driven by a passion for our clients’ performance, we seek to build long-term relationships based on conviction, sustainable outcomes, and shared success over time. Follow us on LinkedIn.

About Altor

Since inception, the family of Altor funds has raised some EUR 8.3 billion in total commitments. The funds have invested in excess of EUR 5 billion in more than 75 companies. The investments have been made in medium sized companies in Northern Europe with the aim to create value through growth initiatives and operational improvements. Among current and past investments are Dustin, CTEK, Eleda, OX2, RevolutionRace, Rossignol, SATS, and Trioworld. For more information, please visit www.altor.com.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal policy concerns; adverse economic, credit, and capital market conditions; higher energy and fuel costs; competitive pricing pressures; the coronavirus (COVID-19) pandemic, including, without limitation, the impact on global economic conditions and on capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to our operations, and the potential implementation of regulatory actions; managing our manufacturing footprint; weather and catastrophic event risks; international business risks; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; loss of key customers; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of pressures due to the pandemic; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; absorbing fixed costs in production; joint ventures that do not operate solely for our benefit; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to identify, complete, and integrate targeted acquisitions; the risk that strategic divestitures will not provide business benefits; maintaining effective distribution; adequate financing access for dealers and customers; requirements for us to repurchase inventory; inventory reductions by dealers, retailers, or independent boat builders; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which could affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to U.S. trade policy and tariffs; having to record an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and certain divisive shareholder activist actions.